Registration No. 333-________

 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FUTURE CANADA CHINA ENVIRONMENT INC.
(Name of small business issuer in its charter)

Nevada	8748
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification
Code)

____________________

114 West Magnolia Street	National Registered Agents Inc. of NV
Suite 437	1000 East Williams Street, Suite 204
Bellingham, WA 98225	Carson City, Nevada 89701
(360) 392-2828	(800) 550-6724
(Address and telephone number of registrant's	(Name, address and telephone
executive office)	number of agent for service)

____________________

Copies to:
The Law Office of Conrad C. Lysiak, P.S.
601 West First Avenue, Suite 903
Spokane, Washington 99201
(509) 624-1475

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large Accelerated Filer	[ ]	Accelerated Filer	[ ]
Non-accelerated Filer	[ ]	Smaller reporting company	[X]
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Securities to be	Amount To Be	Offering Price Per	Aggregate	Registration Fee
Registered	Registered	Share	Offering Price	[1]
Common Stock:	1,000,000	$0.20	$200,000	$6.14

[1]	Estimated solely for purposes of calculating the registration fee under Rule 457.

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

Prospectus

FUTURE CANADA CHINA ENVIRONMENT INC.
Shares of Common Stock
500,000 minimum - 1,000,000 Maximum

     Before this offering, there has been no public market for the common stock.

     We are offering up to a total of 1,000,000 shares of common stock in a direct public offering, without any involvement of underwriters or broker-dealers, 500,000 shares minimum, 1,000,000 shares maximum. The offering price is $0.20 per share. In the event that 500,000 shares are not sold within the 270 days, all money received by us will be promptly returned to you without interest or deduction of any kind. However, future actions by creditors in the subscription period could preclude or delay us in refunding your money. If at least 500,000 shares are sold within 270 days, all money received by us will be retained by us and there will be no refund. Funds will be held in a separate account at Bank of America 210 36th Street, Bellingham, Washington 98225. Sold securities are deemed securities which have been paid for with collected funds prior to expiration of 270 days. Collected funds are deemed funds that have been paid by the drawee bank. The foregoing account is not an escrow, trust or similar account. It is merely a separate account under our control where we have segregated your funds. As a result, creditors could attach the funds.

     There are no minimum purchase requirements.

     Our common stock will be sold by Hsi Chun Chiang, our sole officer and director.

     Investing in our common stock involves risks. See “Risk Factors” starting at page 6.

	Offering Price	Expenses	Proceeds to Us
Per Share - Minimum	$0.20	$0.06	$0.14
Per Share - Maximum	$0.20	$0.03	$0.17
Minimum	$100,000	$30,000	$70,000
Maximum	$200,000	$30,000	$170,000

     The difference between the Aggregate Offering Price and the Proceeds to Us is $30,000. The $30,000 will be paid to unaffiliated third parties for expenses connected with this offering. The $30,000 will be paid from the first proceeds of this offering.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

     The date of this prospectus is ____________________.

SUMMARY OF OUR OFFERING

Our Business

     We intend to provide consulting services to Chinese corporations which will assist them in reducing Greenhouse Gas emissions.

     Our principal executive office is located at 114 West Magnolia Street, Suite 437, Bellingham, WA 98225. Our telephone number is (360) 392-2828 and our registered agent for service of process is the National Registered Agents Inc. of NV, located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our fiscal year end is February 28.

The offering

     Following is a brief summary of this offering:

Securities being offered	Up to 1,000,000 shares of common stock, par value
$0.00001.
Offering price per share	$0.20
Offering period	The shares are being offered for a period not to exceed 270
days.
Net proceeds to us	$70,000 assuming the minimum number of shares is sold.
$170,000 assuming the maximum number of shares is sold.
Use of proceeds	We will use the proceeds to pay for administrative expenses, the implementation of our business plan, and working
capital.
Number of shares outstanding before	5,000,000
the offering
Number of shares outstanding after the	6,000,000
offering if all of the shares are sold

Selected financial data

     The following financial information summarizes the more complete historical financial information at the end of this prospectus.

As of February 29, 2008
(Audited)
Balance Sheet
Total Assets	$645
Total Liabilities	$45,938
Stockholders Deficit	$(45,293)

Period from
February 5, 2008
(date of inception)
to February 29, 2008
(Audited)
Income Statement
Revenue	$0
Total Expenses	$45,343
Net Loss	$(45,343)

RISK FACTORS

     Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Future Canada China Environment Inc.:

     1. Because our auditors have issued a going concern opinion and because our officer and director will not loan any additional money to us, we have to complete this offering to commence operations. If we do not complete this offering, we will not start our operations.

     Our auditors have issued a going concern opinion. This means that there is substantial doubt that we will be an ongoing business for the next twelve months. As of the date of this prospectus we have not commenced operations. Because our officer and director is unwilling to loan or advance any additional capital to us, except to prepare and file reports with the SEC, we will have to complete this offering in order to commence operations.

     2. We lack an operating history and have losses that we expect to continue into the future. There is no assurance our future operations will result in profitable revenues. If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

     We were incorporated in February 2008 and we have not started our proposed business operations or realized any revenues. We have no operating history upon which an evaluation of our future success or failure can be made. Our net loss since inception is $45,343 of which $45,343 is for general and administrative expenses. Our ability to achieve and maintain profitability and positive cash flow is dependent upon:

*	completion of this offering
*	our ability to attract clients who will buy our services from us and our website
*	our ability to generate revenues through the sale of our services

     Based upon current plans, we expect to incur operating losses in future periods because we will be incurring expenses and not generating revenues. We cannot guarantee that we will be successful in generating revenues in the future. Failure to generate revenues will cause us to suspend or cease operations.

     3. Currency fluctuations and government control of currency conversion may adversely affect our financial condition and results of operations.

     Our reporting currency is the U.S. dollar and our operations in China use their local currency as their functional currencies. We receive substantially all of our revenues in Chinese Renminbi (“RMB”), which currently is not a freely convertible currency. A portion of these revenues must be converted into other currencies to meet our foreign currency obligations including, among others, legal and accounting fees, payment of dividends declared, if any, in respect of our ordinary shares. Restrictions on currency exchange may limit our ability to utilize our revenues effectively. We are also subject to the effects of exchange rate fluctuations with respect to any of these currencies. It is possible that the Chinese government could adopt a more flexible currency policy, which could result in more significant fluctuation of RMB against the U.S. dollar.

     4. Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

     The majority of our revenues will be settled in RMB and, any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that foreign-invested enterprises may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

     5. Our business is largely subject to the uncertain legal environment in China and your legal protection could be limited.

     The Chinese legal system is a civil law system based on written statutes. Unlike common law systems, it is a system in which precedents set in earlier legal cases are not generally used. The overall effect of legislation enacted over the past 20 years has been to enhance the protections afforded to foreign invested enterprises in China. However, these laws, regulations and legal requirements are relatively recent and are evolving rapidly, and their interpretation and enforcement involve uncertainties. These uncertainties could limit the legal protections available to foreign shareholders, such as the right of foreign invested enterprises to hold licenses and permits such as requisite business licenses. Because most of our officers and directors reside outside of the United States, it may be difficult, if not impossible, to acquire jurisdiction over those persons if a lawsuit is initiated against us and/or its officers and directors by a shareholder or group of shareholders in the United States. Also, because our officers will likely be residing in the People’s Republic of China (the “PRC”) at the time such a suit is initiated; achieving service of process against such persons would be extremely difficult. Furthermore, because the majority of our assets are located in the PRC it would also be extremely difficult to access those assets to satisfy an award entered against us in United States court. Moreover, we have been advised that the PRC does not have treaties with the United States providing for the reciprocal recognition and enforcement of judgments of courts.

     6. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic which may result in periodic interruptions or suspensions of operations. This activity could prevent us from attracting purveyors and clients and result in a lack of revenues that may cause us to suspend or cease operations.

     Our sole officer and director, Hsi Chun Chiang, will only be devoting limited time to our operations. Hsi Chun Chiang will be devoting approximately 15 hours per week of her time to our operations. Because our sole officer and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

     7. Because we have only one officer and director who has no formal training in financial accounting and management, who is responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us.

     We have only one officer and director. She has no formal training in financial accounting and management; however, she is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. While Hsi Chun Chiang has no formal training in financial accounting matters, she has been preparing the financial statements that have been audited and reviewed by our auditors and included in this prospectus. When the disclosure and accounting controls referred to above are implemented, she will be responsible for the administration of them. Should she not have sufficient experience, she may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment. However, because of the small size of our expected operations, we believe that she will be able to monitor the controls she will have created and will be accurate in assembling and providing information to investors.

     8. If Hsi Chun Chiang, our sole officer and director, should resign or die, we will not have a chief executive officer which could result in our operations suspending. If that should occur, you could lose your investment.

     Hsi Chun Chiang is our sole officer and director. We are extremely dependent upon her to conduct our operations. If she should resign or die we will not have a chief executive officer. If that should occur, until we find another person to act as our chief executive officer, our operations could be suspended. In that event it is possible you could lose your entire investment.

     9. Because we do not have an escrow or trust account for your subscription, if we file for bankruptcy protection or are forced into bankruptcy, or a creditor obtains a judgment against us and attaches the subscription, or our officer and director misappropriate the funds for their own use, you will lose your investment.

     Your funds will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. If a creditor sues us and obtains a judgment against us, the creditor could garnish the bank account and take possession of the subscriptions. As such, it is possible that a creditor could attach your subscription which could preclude or delay the return of money to you. Further, our sole officer and director will have the power to appropriate the $200,000 we raise. As such, they could withdraw the funds without your knowledge for their own use. If that happens, you will lose your investment and your funds will be used to pay creditors.

Risks associated with this offering:

     10. Because Chi Ching Chiang, our sole shareholder will own more than 50% of the outstanding shares after this offering, she will retain control of us and be able to decide who will be directors and you may not be able to elect any directors which could decrease the price and marketability of the shares.

     Even if we sell all 1,000,000 shares of common stock in this offering, Chi Ching Chiang will still own 5,000,000 shares and will continue to control us. As a result, after completion of this offering, regardless of the number of shares we sell, Chi Ching Chiang will be able to elect all of our directors and control our operations, which could decrease the price and marketability of the shares.

     11. Because there is no public trading market for our common stock, you may not be able to resell your stock.

     There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

     12. Because the SEC imposes additional sales practice requirements on brokers who deal in our shares that are penny stocks, some brokers may be unwilling to trade them. This means that you may have difficulty reselling your shares and this may cause the price of the shares to decline.

     Our shares would be classified as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934 and the rules promulgated thereunder which impose additional sales practice requirements on brokers/dealers who sell our securities in this offering or in the aftermarket. For sales of our securities, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale for you. Because of the imposition of the foregoing additional sales practices, it is possible that brokers will not want to make a market in our shares. This could prevent you from reselling your shares and may cause the price of the shares to decline.

USE OF PROCEEDS

     Our offering is being made on a self-underwritten $100,000 minimum, $200,000 maximum basis. The table below sets forth the use of proceeds if $100,000 or $200,000 of the offering is sold.

	$100,000	$200,000
Gross proceeds	$100,000	$200,000
Offering expenses	$30,000	$30,000
Net proceeds	$70,000	$170,000

The net proceeds will be used as follows:

Website development	$20,000	$25,000
Database and Equipment	$10,000	$20,000
Marketing and advertising	$15,000	$35,000
Establishing an office	$5,000	$5,000
Salaries	$0	$50,000
Audit, accounting and filing fees	$10,000	$15,000
Attending industry trade shows	$15,000	$15,000
Working capital	$5,000	$5,000

     Total offering expenses to be paid from the proceeds are $30,000. They consist of approximately $25,000 for legal fees; $200 for printing our prospectus; $4,094 for audit and accounting fees; $500 for state securities registration fees; $200 for our transfer agent; and $6 for our SEC filing fee.

     Upon the completion of this offering, we intend to immediately initiate the development of our website. We will use the website to solicit customers and accept payment from them via credit cards. We will also use the website to market our services and we intend to sell space on the website to potential advertisers seeking to promote their products and services to potential Chinese purchasers. We also intend to develop and maintain a database of potential clients who appear to have a need to acquire Green House Gas credits. The names to be inputted into the database will be culled from the past clients of our president, Hsi Chun Chiang. We will identify other candidates for our database from information available from business journals, other Internet web sites, the business and newspapers, magazines, periodicals and information we accumulate. The feasibility of collecting the data is high. We believe it will take approximately two months to create a workable database.

     The estimated cost to develop and maintain the database is $10,000 to $20,000.

     Marketing and advertising will be focused on promoting our services to potential clients. The advertising campaign will include the design and printing of various sales materials. The cost of developing the campaign is estimated to be between $15,000 to $35,000.

     We intend to acquire equipment such as computers and office equipment in order to conduct our business. We estimate the cost of the equipment to be $10,000.

     If we raise the maximum amount under this offering, we intend to pay salaries to our officer, or, to outside employees or consultants to assist our officer in managing our business. In addition, we intend to hire one or two sales employees to handle Internet transactions with our clients.

     Working capital is the cost related to operating our office. It is comprised of expenses for rent, telephone service, mail, stationary, accounting, acquisition of office equipment and supplies, expenses of filing reports with the SEC, travel, and general working capital.

DETERMINATION OF OFFERING PRICE

     The price of the shares we are offering was arbitrarily determined in order for us to raise up to a total of $200,000 in this offering. The offering price bears no relationship whatsoever to our assets, earnings, book value or other criteria of value. Among the factors considered were:

*	our lack of operating history
*	the proceeds to be raised by the offering
*	the amount of capital to be contributed by purchasers in this offering in proportion to the amount of stock to be retained by our existing Stockholder, and
*	our relative cash requirements.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

     Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

      As of February 29, 2008, the net tangible book value of our shares of common stock was a deficit of ($45,293) or approximately ($0.00906) per share based upon 5,000,000 shares outstanding.

If 100% of the Shares Are Sold:

     Upon completion of this offering, in the event all of the shares are sold, the net tangible book value of the 6,000,000 shares to be outstanding will be $154,707 or approximately $0.02578 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.03484 per share without any additional investment on their part. You will incur an immediate dilution from $0.20 per share to $0.02578 per share.

     After completion of this offering, if 1,000,000 shares are sold, you will own approximately 16.66% of the total number of shares then outstanding for which you will have made a cash investment of $200,000, or $0.20 per share. Our existing stockholders will own approximately 83.34% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If 75% of the Shares Are Sold:

     Upon completion of this offering, in the event 750,000 shares are sold, the net tangible book value of the 5,750,000 shares to be outstanding will be $104,707, or approximately $0.01821 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.02727 per share without any additional investment on their part. You will incur an immediate dilution from $0.20 per share to $0.1821 per share.

     After completion of this offering, if 750,000 shares are sold, you will own approximately 13.04% of the total number of shares then outstanding for which you will have made a cash investment of $150,000, or $0.20 per share. Our existing stockholders will own approximately 86.96% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

If the Minimum Number of the Shares Are Sold:

     Upon completion of this offering, in the event 500,000 shares are sold, the net tangible book value of the 5,500,000 shares to be outstanding will be $54,707, or approximately $0.00995 per share. The net tangible book value of the shares held by our existing stockholders will be increased by $0.01901 per share without any additional investment on their part. You will incur an immediate dilution from $0.20 per share to $0.00995 per share.

     After completion of this offering, if 500,000 shares are sold, you will own approximately 9.09% of the total number of shares then outstanding for which you will have made a cash investment of $100,000, or $0.20 per share. Our existing stockholders will own approximately 90.91% of the total number of shares then outstanding, for which they have made contributions of cash totaling $50.00 or approximately $0.00001 per share.

     The following table compares the differences of your investment in our shares with the investment of our existing stockholders.

Existing Stockholders if all of the Shares are Sold:

Price per share	$0.00001
Net tangible book value per share before offering	$(0.00906)
Potential gain to existing shareholders	$200,000
Net tangible book value per share after offering	$0.02578
Increase to present stockholders in net tangible book value per share
after offering	$0.03484
Capital contributions	$50
Number of shares outstanding before the offering	5,000,000
Number of shares after offering assuming the sale of the maximum
number of shares	6,000,000
Percentage of ownership after offering	83.34%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.20
Dilution per share	$0.17
Capital contributions	$200,000
Number of shares after offering held by public investors	1,000,000
Percentage of capital contributions by existing shareholders	0.02%
Percentage of capital contributions by new investors	99.98%
Percentage of ownership after offering	16.66%

Purchasers of Shares in this Offering if 750,000 Shares Sold

Price per share	$0.20
Dilution per share	$0.175
Capital contributions	$150,000
Number of shares after offering held by public investors	750,000
Percentage of capital contributions by existing shareholders	0.03%
Percentage of capital contributions by new investors	99.97%
Percentage of ownership after offering	13.04%

Purchasers of Shares in this Offering if 500,000 Shares Sold

Price per share	$0.20
Dilution per share	$0.18
Capital contributions	$100,000
Percentage of capital contributions by existing shareholders	0.05%
Percentage of capital contributions by new investors	99.05%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	9.09%

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

     We are offering 1,000,000 shares of common stock on a self-underwritten basis, 500,000 shares minimum, 1,000,000 shares maximum basis. The offering price is $0.20 per share. Funds from this offering will be placed in a separate bank account at Bank of America, 210 36th Street, Bellingham, Washington 98225. Its telephone number is (360) 773-9013. The funds will be maintained in the separate bank account until we receive a minimum of $100,000 at which time we will remove those funds and use the same as set forth in the Use of Proceeds section of this prospectus. This account is not an escrow, trust or similar account. Your subscription will only be deposited in a separate bank account under our name. As a result, if we are sued for any reason and a judgment is rendered against us, your subscription could be seized in a garnishment proceeding and you could lose your investment, even if we fail to raise the minimum amount in this offering. As a result, there is no assurance that your funds will be returned to you if the minimum offering is not reached. Any funds received by us thereafter will immediately be used by us. If we do not receive the minimum amount of $100,000 within 270 days of the effective date of our registration statement, all funds will be promptly returned to you without a deduction of any kind. During the 270 day period, no funds will be returned to you. You will only receive a refund of your subscription if we do not raise a minimum of $100,000 within the 270 day period referred to above. There are no finders involved in our distribution. You will only have the right to have your funds returned if we do not raise the minimum amount of the offering or there would be a change in the material terms of the offering. The following are material terms that would allow you to be entitled to a refund of your money:

*	extension of the offering period beyond 270 days;
*	change in the offering price;
*	change in the minimum sales requirement;
*	change to allow sales to affiliates in order to meet the minimum sales requirement; and
*	change in the amount of proceeds necessary to release the proceeds held in the separate bank account.

     If the changes above occur, any new offering may be made by means of a post-effective amendment.

     We will sell the shares in this offering through Hsi Chun Chiang, our sole officer and director. She will receive no commission from the sale of any shares. She will not register as a broker-dealer under section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker/dealer. The conditions are that:

     1. The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

     2. The person is not compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

     3. The person is not at the time of their participation, an associated person of a broker/dealer; and,

     4. The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the Issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any Issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

     Hsi Chun Chiang is not statutorily disqualified, is not being compensated, and is not associated with a broker/dealer. She is and will continue to be our sole officer and director at the end of the offering and has not been during the last twelve months and is currently not a broker/dealer or associated with a broker/dealer. She will not participate in selling and offering securities for any issuer more than once every twelve months.

     Only after our registration statement is declared effective by the SEC, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. Hsi Chun Chiang will also distribute the prospectus to potential investors at the meetings, to business associates and to her friends and relatives who are interested in us and a possible investment in the offering. No shares purchased in this offering will be subject to any kind of lock-up agreement.

     Management and affiliates thereof will not purchase shares in this offering to reach the minimum.

     We intend to sell our shares in the states of Wyoming and Colorado, or outside the United States.

Section 15(g) of the Exchange Act

     Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 and Rule 15g-9 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to us.

     Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

     Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

     Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

     Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

     Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

     Rule 15g-9 requires broker/dealers to approve the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the FINRA's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons. The application of the penny stock rules may affect your ability to resell your shares.

Offering Period and Expiration Date

     This offering will start on the date of this prospectus and continue for a period of up to 270 days.

Procedures for Subscribing

     If you decide to subscribe for any shares in this offering, you must

1.	execute and deliver a subscription agreement
2.	deliver a check or certified funds to us for acceptance or rejection.

     All checks for subscriptions must be made payable to Future Canada China Environment Inc.

Right to Reject Subscriptions

     We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION OR PLAN OF OPERATION

     This section of the prospectus includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

     We are a start-up stage corporation and have not started operations or generated or realized any revenues from our business operations.

     Our auditors have issued a going concern opinion. This means that our auditors believe there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated any revenues and no revenues are anticipated until we complete the development of our website, locate companies in need of our services, and sell our services. We believe the technical aspects of our website will be sufficiently developed to use for our operations 90 days from the completion of our offering. Accordingly, we must raise cash from sources other than operations. Our only other source for cash at this time is investments by others in our Company. We must raise cash to implement our project and begin our operations. Whether we raise the minimum or maximum amount in this offering, we believe that the proceeds will last twelve months. We will not begin operations until we raise money from this offering.

     To meet our need for cash we are attempting to raise money from this offering. We believe that we will be able to raise enough money through this offering to begin operations but we cannot guarantee that once we begin operations we will stay in business after operations have commenced. If we are unable to attract users of our services, or if we are unable to attract enough clients to utilize our services, we may quickly use up the proceeds from the minimum amount of money from this offering and will need to find alternative sources, like a second public offering, a private placement of securities, or loans from our officers or others in order for us to maintain our operations. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

     If we need additional cash and cannot raise it we will either have to suspend operations until we do raise the cash, or cease operations entirely. If we raise the minimum amount of money from this offering, it will last a year but with limited funds available to develop growth strategy. If we raise the maximum amount, we believe the money will last a year and also provide funds for growth strategy. If we raise less than the maximum amount and we need more money we will have to revert to obtaining additional money as described in this paragraph. Other than as described in this paragraph, we have no other financing plans.

Plan of Operation

     Assuming we raise the minimum amount in this offering, we believe we can satisfy our cash requirements during the next 12 months. We will not be conducting any product research or development. We do not expect to purchase any significant equipment. Further we do not expect significant changes in the number of employees.

     Upon completion of our public offering, our specific goal is to profitably sell our advisory services. We intend to accomplish the foregoing through the following milestones:

1.

Complete our public offering. We believe this could take up to 270 days from the date the Securities and Exchange Commission declares our offering effective. We will not begin operations until we have closed this offering. We intend to concentrate all of our efforts on raising as much capital as we can during this period.

2.

After completing the offering, we will immediately begin to acquire the equipment we need to begin operations. Acquiring the equipment we need will take up to 30 days. The cost of the equipment will be $10,000. We do not intend to hire employees. Our sole officer and director will handle our administrative duties. A detailed breakdown of the cost of operating our office is set forth in the Use of Proceeds section of this prospectus.

3.

After we acquire the equipment we need, we intend to contact companies through our website and by personal contact through Hsi Chun Chiang our sole officer and director. Once we have completed our public offering we will hire an outside web designer to begin development of the website. As additional relationships are created, we intend to create a data base of clients who we intend to interest in new programs. This promotion will be ongoing through the life of our operations.

4.

Approximately 60 days after we complete our public offering, we intend to promote our services through traditional sources such as business publications, letters, emails, flyers and mailers. We also intend to attend Green Energy conferences. We intend to promote our services to corporations to become users of our advisory services. Initially we will aggressively court contacts provided by our president, Hsi Chun Chiang. We believe that it will cost a minimum of $15,000 for our marketing campaign. If we raise the maximum amount of proceeds from the offering, we will devote an additional $20,000 to our marketing program. Marketing is an ongoing matter that will continue during the life of our operations.

5.	Within 90 days from the initial launch of our marketing program, we believe that we will begin generating fees from our advisory services.

     In summary, we should implement our business plan and expect to be engaging clientele within 90 days of completing our offering. We estimate that we will generate revenue 120 to 180 days after beginning operations.

     Until our website is fully operational, we do not believe that clients will use our advisory services. We believe, however, that once our website is operational, we will be able to offer advisory services to potential clients. In this regard, we expect that clients will be able to download some of our literature and advice from our website, for a fee, and we will be able to provide real time interactive consultations. If, however, we do not raise the maximum amount of our offering, then we may have to delay or eliminate implementation of real time interactive consultations as a result of the expected cost of implementation.

     If we are unable to negotiate suitable terms with service providers to enable us to represent their companies, or if we are unable to attract clients to use our advisory services, we may have to suspend or cease operations.

     If we cannot generate sufficient revenues to continue operations, we will suspend or cease operations. If we cease operations, we do not know what we will do and we do not have any plans to do anything else.

Limited operating history; need for additional capital

     There is no historical financial information about us upon which to base an evaluation of our performance. We are in start-up stage operations and have not generated any revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

     To become profitable and competitive, we have to engage clients and generate revenues from the sale of our advisory services. We are seeking equity financing to provide for the capital required to implement our operations.

     We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholders.

Results of operations

From Inception on February 5, 2008 to February 29, 2008

     Since inception, we incorporated the Company, hired the attorney, and hired the auditor for the preparation of this registration statement. We have prepared an internal business plan. We have reserved the domain name “www.futureccenvironment.com”. Our loss since inception is ($45,343), all of which is for the general and administrative expenses. We have not started our proposed business operations and will not do so until we have completed this offering. We expect to begin operations 100 days after we complete this offering.

     Since inception, we sold 5,000,000 shares of common stock to a shareholder in consideration of $50.

Liquidity and capital resources

     As of the date of this prospectus, we have yet to generate any revenues from our business operations.

     On February 8, 2008, we issued 5,000,000 restricted shares of common stock to Chi Ching Chiang in consideration of $50. The foregoing was accounted for as a sale of common stock.

     As of February 29, 2008, our total assets were $645 and our total liabilities were $45,938. As of March 12, 2008, we had cash of $50.

BUSINESS

General

     We were incorporated in the State of Nevada on February 5, 2008. We have not started operations. We intend to provide consulting services to Chinese corporations which will assist them in reducing Greenhouse Gas emissions. We have not generated any revenues and the only operation we have engaged in is the development of a business plan. We maintain our statutory registered agent's office at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our business office is located at 114 West Magnolia Street, Suite 437, Bellingham, Washington 98225. Our telephone number is (360) 392-2828.

     We have no plans to change our planned business activities or to combine with another business, and we are not aware of any events or circumstances that might cause these plans to change. We have not begun operations and will not begin operations until we have completed this offering. Our plan of operation is prospective and there is no assurance that we will ever begin operations.

Background

     Renewable energy and the reduction of Greenhouse Gas Emissions (GHG) are an integral aspect of the United Nations Climate Change program with regulatory and voluntary initiatives being implemented by countries, states and corporations across the globe.

     The Chinese economy consumes more energy and emits more greenhouse gases than any other country in the world with the exception of the United States. It is expected that China will surpass the United States in greenhouse gases emissions by 2009. The expansion of China's power plants alone is estimated to include over 500 new coal-fired power plants by 2012. We estimate that the total clean energy market in which we participate is valued at $7.4 billion annually. We define the clean energy sector as being comprised of three segments: Alternative Energy resources, Smart Grid technology, and conservation and efficiency.

     China’s overwhelming reliance on coal, particularly in the industrial and energy sectors, is believed to be the primary cause of particulate emissions, acid rain and greenhouse gas emissions. China is now the second largest producer of energy in the world behind only the United States. Moreover, about 75 percent of China's energy demand is met by coal. No other major world economy is as dependent on coal as China. Because China uses so much coal to generate power, it is therefore critical that its coal use is performed in an efficient and environmentally sound manner. Conversion of coal as an energy source to produce steam for a variety of systems has been a cornerstone of modern industry. However, the use of coal in combustion systems has traditionally produced unacceptable levels of gaseous and particulate emissions.

     The Chinese government is aware of the social and economic costs of the environmental pollution that is being created by the burning of coal. The government has made a number of major policy announcements concerning the environment since the beginning of the reform era in 1978 when there was greater emphasis on market-based measures for controlling pollution.

     In 2005 alone, China’s total investments in environmental pollution treatment were $32.25 billion, which accounted for 1.31% of China’s GDP in 2005. The Chinese government requires key industries such as power plants, to achieve better energy efficiency, pollution control, and reduction.

     With the 2008 Olympics being held in Beijing, the Chinese government has expressed a sincere desire to improve the air quality in China through the reduction of air pollutants.

Our Strategy

     We intend to establish a consulting business to provide advice regarding renewable energy utilizing wood and agricultural waste biomass as an alternative to fossil fueled combustion for steam generation. Our consulting services will focus on issues such as skills assessment, clarifying goals and identifying targets, adapting to a specific corporate culture, effectively communicating with employees, reducing and eliminating personality conflict within the organization, and time management. At the outset, Hsi Chun Chiang will be responsible for providing these services. Hsi Chun Chiang has experience in these areas and her general business skills provide the basis for successfully implementing our business plan. However, in the event that Hsi Chun Chiang does not believe that she is qualified to provide effective consulting services related to one or more issues, we will hire others to provide such services.

     As of the date of this report, we do not have any clientele under contract with us nor have we commenced with the provision of any management/consulting services.

Target Market

     Initially, Hsi Chun Chiang will promote our services, discussing them with companies that are seeking advice about Greenhouse Gas reduction. We also anticipate utilizing several other marketing activities in our attempt to make our services known to corporations and attract clientele. These marketing activities will be designed to inform potential clients about the benefits of using our services and will include the following: development and distribution of marketing literature, direct mail and email, advertising, promotion of our website, and developing industry analyst relations.

     We intend to target companies that produce Green House Gas emissions. Those companies are readily available as entities seeking Green House Credits since their operations require the acquisition of such credits or mandate a cessation of operations. In addition to our website, we intend to send printed materials to such companies we have identified as possible candidates for our services. We will rely upon Hsi Chun Chiang to initiate contacts with companies and attract clientele to us.

     The Green Energy market is growing at a very fast pace for which we are ideally placed with an integrated portfolio of technology, solutions and services. The growth in the market is providing immediate business opportunities for the early mover companies such as ours. The market requires new generation, innovative and economical technologies and we have developed a portfolio which is attracting considerable interest from international customers who are required to comply with the emissions reduction and renewable energy legislation being imposed or voluntarily being adopted.

Revenue

     Initially, we intend to generate revenue from three sources:

1.	Term Fee - By charging a fee for given terms;
2.	Fixed Fee - By charging a fixed fee;
3.	Hourly Fee - By charging an hourly fee for advisory services.

     We intend to develop and maintain a database of all our clients so that we can anticipate their various needs and continuously build and expand our advisory services.

     There is no assurance that we will be able to interest companies in our services. If we do not, we will not generate revenue from our prospective business model.

Government Regulation

     We do not need to pursue or satisfy any special licensing or regulatory requirements before establishing or delivering our intended services other than the requisite business licenses. If new government regulations, laws, or licensing requirements are passed, it could cause us to restrict or eliminate delivery of any of our intended services. New regulations and licensing requirements may adversely affect our business. For example, if we were required to obtain a government issued license for the purpose of providing consulting services, we could not guarantee that we would qualify for such license. If a licensing requirement existed, and we were not able to qualify, our business could suffer. Presently, to our knowledge, no regulations, laws, or licensing requirements exist or are likely to be implemented in the near future that are reasonably expected to have a material impact on our prospective sales, revenues, or income from our business operations.

Competition

     We compete with other environmental consulting companies. We will not be differentiating ourselves from them, but merely competing with them. The environmental consulting market is a large, fragmented market and may be difficult to penetrate. Our competitive position within the industry is negligible in light of the fact that we have not started our operations. Older, well-established environmental consulting firms with records of success currently attract customers. Since we have not started operations, we cannot compete with them on the basis of reputation. We expect to compete on the basis of the range of advisory services and the quality of advisory services we intend to provide. At this time, our principal method of competition will be through personal contact with potential clients with whom Hsi Chun Chiang has an existing relationship.

     Hsi Chun Chiang, our president, will be devoting approximately 15 hours a week of her time to our operations. Because Hsi Chun Chiang will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to her. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

Insurance

     We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a liability action, we may not have sufficient funds to defend the litigation. In that event, a judgment could be rendered against us that could cause us to cease operations.

Employees

     We are a development stage company and currently have no employees, other than our sole officer and director. We intend to hire additional employees on an as-needed basis.

Offices

     Our administrative offices are currently located at 114 West Magnolia Street, Suite 437, Bellingham, Washington 98225. Our telephone number is (360) 392-2828. We lease our office from Crown Plaza Executive Suites Corporation. The term of our lease is one year commencing March 1, 2008 and our monthly rent is $595.

MANAGEMENT

Officers and Directors

     Our sole director will serve until her successor is elected and qualified. Our sole officer is elected by the board of directors to a term of one (1) year and serves until her successor is duly elected and qualified, or until she is removed from office. The board of directors has no nominating, auditing or compensation committees.

     The name, address, age and position of our present officers and directors are set forth below:

Name and Address	Age	Position(s)
Hsi Chun Chiang	41	president, principal executive officer, secretary,
114 West Magnolia Street		treasurer, principal financial officer, principal
Suite 437		accounting officer and sole member of the board of
Bellingham, WA 98225		directors.

     The person named above has held her offices/positions since inception of our company and is expected to hold her offices/positions until the next annual meeting of our stockholders.

Background of officers and directors

     Since our inception on February 5, 2008, Hsi Chun Chiang has been our president, principal executive officer, secretary, treasurer, principal financial officer, principal accounting officer and sole member of the board of directors. Since July 2007, Ms. Chiang has been a Vice President of Maple Leaf Reforestation located in Alberta, Canada which grows tree seedlings for exploration to China to improve air quality. Since 1996, Ms. Chiang has been an advisor to corporations operating in China seeking environmental solutions to the current air pollution situation in China.

     During the past five years, Hsi Chun Chiang has not been the subject of the following events:

     1. Any bankruptcy petition filed by or against any business of which Ms. Chiang was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

     2. Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

     3. An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Ms. Chiang’s involvement in any type of business, securities or banking activities.

     4. Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

     We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

     The only conflict that we foresee are that our sole officer and director will devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us since our inception on February 5, 2008 through February 29, 2008 for each of our officers. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any. The compensation discussed addresses all compensation awarded to, earned by, or paid or named executive officers.

Executive Officer Compensation Table
						Non-	Nonqualified
						Equity	Deferred	All
Name						Incentive	Compensa-	Other
and				Stock	Option	Plan	tion	Compen-
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	sation	Total
Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Hsi Chun Chiang	2008	0	0	0	0	0	0	0	0
President	2007	0	0	0	0	0	0	0	0
	2006	0	0	0	0	0	0	0	0

     We have no employment agreements with any of our officers. We do not contemplate entering into any employment agreements until such time as we begin profitable operations.

     The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officers.

     There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Compensation of Directors

     The member of our board of directors is not compensated for his services as a director. The board has not implemented a plan to award options to any directors. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Director’s Compensation Table
Fees
	Earned				Nonqualified
	or			Non-Equity	Deferred
	Paid in	Stock	Option	Incentive Plan	Compensation	All Other
	Cash	Awards	Awards	Compensation	Earnings	Compensation	Total
Name	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)	(US$)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Hsi Chun Chiang	2008	0	0	0	0	0	0

Long-Term Incentive Plan Awards

     We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indemnification

     Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

     Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

			Number of Shares	Percentage of
		Percentage of	After Offering	Ownership After the
	Number of	Ownership Before	Assuming all of the	Offering Assuming
Name and Address	Shares Before	the Offering	Shares are Sold	all of the Shares are
Beneficial Owner [1]	the Offering			Sold
Hsi Chun Chiang	0	0.00%	0	0.00%
114 West Magnolia Street
Suite 437
Bellingham, WA 98225

All officers and directors as	0	0.00%	0	0.00%
a group (1 person)

Chi Ching Chiang	5,000,000	100%	5,000,000	83.34%
860 Meridian Bay Lane
Apartment 242
Foster City, CA 94404
[1]	The person named above may be deemed to be a "parent" and "promoter" of our company,
	within the meaning of such terms under the Securities Act of 1933, as amended. Hsi Chun
	Chiang is our only promoter.

Future sales by existing stockholders

     A total of 5,000,000 shares of common stock were issued to Chi Ching Chiang, the sister of Hsi Chun Chiang, our sole officer and director, and are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

     There is no public trading market for our common stock. There are no outstanding options or warrants to purchase, or securities convertible into, our common stock. There is one holder of record for our common stock. The record holder is Chi Ching Chiang who owns 5,000,000 restricted shares of our common stock.

DESCRIPTION OF SECURITIES

Common Stock

     Our authorized capital stock consists of 100,000,000 shares of common stock, par value $0.00001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

     All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

     Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, assuming the sale of all of the shares of common stock, present stockholder will own approximately 83.34% of our outstanding shares.

Cash dividends

     As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Preferred Stock

     We are authorized to issue 100,000,000 shares of preferred stock with a par value of $0.00001 per share. The terms of the preferred shares are at the discretion of the board of directors. Currently no preferred shares are issued and outstanding.

Anti-takeover provisions

     There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

     After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days during the hours of 10:00 am to 3:00 pm. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

     Our stock transfer agent for our securities will be Pacific Stock Transfer Company, 500 East Warm Springs Road, Suite 240, Las Vegas, Nevada 89119. Its telephone number is (702) 361-3033.

CERTAIN TRANSACTIONS

     On February 8, 2008 we issued a total of 5,000,000 shares of restricted common stock to Chi Ching Chiang in consideration of $50.

     Further, Hsi Chun Chiang has advanced funds to us for our legal, audit, filing fees, general office administration and cash needs. As of February 29, 2008, she advanced us $45,938. Ms. Chiang will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by her. Ms. Chiang will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to her does not bear interest. There is no written agreement evidencing the advancement of funds by Ms. Chiang or the repayment of the funds to her. The entire transaction was oral.

LITIGATION

     We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

     Our financial statements for the period from inception to February 29, 2008, included in this prospectus have been audited by De Joya Griffith & Company, LLC, Certified Public Accountants and Consultants, 2580 Anthem Village Drive, Henderson, Nevada 89052, and their telephone number is (702) 920-8049 as set forth in their report included in this prospectus. Their report is given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

     The Law Office of Conrad C. Lysiak, P.S., 601 West First Avenue, Suite 903, Spokane, Washington 99201, telephone (509) 624-1475 has acted as our legal counsel.

FINANCIAL STATEMENTS

     Our fiscal year end is February 29. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by a firm of Certified Public Accountants.

     Our financial statements from inception to February 29, 2008 (audited), immediately follow:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Future Canada China Environment, Inc.
Bellingham, Washington

We have audited the accompanying balance sheet of Future Canada China Environment, Inc. (A Development Stage Company) as of February 29, 2008, and the related statement of operations, stockholders’ deficit, and cash flows from inception (February 5, 2008) through February 29, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Future Canada China Environment, Inc. as of February 29, 2008, and the results of its operations and cash flows from inception (February 5, 2008) through February 29, 2008 in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 7 to the financial statements, the Company has suffered losses from operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 7. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

DE JOYA GRIFFITH & COMPANY, LLC
De Joya Griffith & Company, LLC
Henderson, NV
March 24, 2008

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Balance Sheet
As of February 29, 2008
(Audited)

Assets

Current assets
Cash	$50
Deposit	595
Total current assets	645

Total assets	$645

Liabilities and Stockholders' Deficit

Liabilities
Current liabilities
Due to related party	$45,938
Total current liabilities	45,938

Total liabilities	45,938

Stockholders' deficit
Preferred stock; $0.00001 par value; 100,000,000 share
authorized, no shares issued and outstanding	-
Common stock; $0.00001 par value; 100,000,000 share
authorized , 5,000,000 shares issued and outstanding	50

Accumulated deficit during development stage	(45,343)
Total stockholders' deficit	(45,293)

Total liabilities and stockholders' deficit	$645

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Statement of Operations
Inception (February 5, 2008) to February 29, 2008
(Audited)

Revenue	$0

Total revenue	0

Operating expenses
General and administrative expenses	45,343
Total operating expenses	45,343

Net loss	$(45,343)

Basic loss per common share	$(0.01)

Basic weighted average common
shares outstanding	5,000,000

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Statement of Stockholders' Deficit
Inception (February 5, 2008) to February 29, 2008
(Audited)
					Accumulated
					Deficit During	Total
	Preferred Stock		Common Stock		Development	Stockholders'
	Shares	Amount	Shares	Amount	Stage	Equity
Balance, February 05, 2008 (inception)	-	$-	-	$-	$-	$-

Issued stock for cash, $0.00001 per share	-	-	5,000,000	50	-	50

Net loss	-	-	-	-	(45,343)	(45,343)

Balance, February 29, 2008	-	$-	5,000,000	$50	$(45,343)	$(45,293)

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Statement of Cash Flows
Inception (February 5, 2008) to February 29, 2008
(Audited)

Cash Flows From Operating Activities:
Net loss	$(45,343)
Changes in operating assets and liabilities
Increase in deposits	(595)
Net cash used in operating activities	(45,938)

Cash Flows From Financing Activities:
Proceeds on loan from related party	45,938
Proceeds from sale of common stock	50
Net cash provided by financing activities	45,988

Net increase in cash	50
Cash, beginning of period	-
Cash, end of period	$50

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Notes to the financial statements
February 29, 2008
(Audited)

1.      Nature of operations

The Company was incorporated on February 05, 2008 under the law of Nevada, United States of America. It is a consulting company, and accordingly, its principal purpose is to use its capital to investigate and find a business to acquire.

The Company is currently in the development stage as defined in SFAS No. 7. All activities of the Company to date relate to its organization’s initial funding and share issuances.

2.	Significant accounting policies

	(a)	Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles. The financial statements are also presented assuming the Company will continue as a going concern. At the balance sheet date, the Company has a deficit accumulated during the development stage of $45,343 and a working capital deficiency of $45,293 from inception (February 5, 2008) through February 29, 2008. These factors indicate substantial doubt about the Company’s ability to continue as a going concern. Management plans to issue more shares of common stock in order to raise funds. The Company will seek additional sources of capital through the issuance of debt or equity financing, but there can be no assurance the Company will be successful in accomplishing its objectives.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

	(b)	Use of estimates

The preparation of financial statements in conformity with United States Accounting Principal requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expense during the reporting period. Actual results could differ from those estimates and would impact future results of operations and cash flow.

	(c)	Cash and Cash Equivalents:

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Notes to the financial statements
February 29, 2008
(Audited)

(d)      Deferred financing costs

The Company has deferred all costs incurred to date in connection with proposed corporate transactions. Upon completion of the transaction these costs will be included as costs of issuing capital. If the transaction is abandoned the costs will be charged to the statement of operations.

(e)      Income taxes

The Company accounts for its income taxes in accordance with Statement of Financial Accounting Standards No. 109, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities or a change in tax rate is recognized in income in the period that includes the enactment date.

(f)      Fair value of financial instruments

Financial accounting standards statement No.107. “Disclosure About Fair Value of Financial Instruments”, requires the Company to disclose, when reasonably attainable, the fair market value of its assets and liabilities with are deemed to be financial instruments. The carrying amount and estimated fair values of the Company’s financial instruments approximated their fair value due to their short-term nature.

(g)      Loss per share

The Company computes net loss per share in accordance with SFAS No. 128, "Earnings per Share" (SFAS 128) and SEC Staff Accounting Bulletin No. 98 (SAB 98). Under the provisions of SFAS 128 and SAB 98, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of shares of common stock outstanding during the period.

Dilutive loss per share was not presented, as the Company had no common stock equivalent shares for the period from inception (February 5, 2008) through February 29, 2008 presented that would affect the computation of diluted loss per share.

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Notes to the financial statements
February 29, 2008
(Audited)

3.      Capital Stock

(a)      Common Shares

The Company has 100,000,000 common shares authorized with par value of US $0.00001 per share. In February 2008, in connection with its organization, the Company issued 5,000,000 of their authorized common stock. The shares were issued for cash of $50.00 (or $0.00001 per share).

	Number of
	Shares	Amount

Balance, beginning of period		$-
Issued during the period for cash private placement	5,000,000	50
Balance, end of period	5,000,000	50

4.      Income taxes

At February 29, 2008, the Company had a federal operating loss carry forward of $45,300.

The provision for income taxes consisted of the following components for the year ended February 29:

2008
Current:
Federal	--
State	--
Deferred:	--
--

Components of net deferred tax assets, including a valuation allowance, are as follows at February 29:

2008
Deferred tax assets:
Net operating loss carryforward	$45,343
--
Total deferred tax assets	15,870

Less: Valuation Allowance	(15,870)

Net Deferred Tax Assets	$--

The valuation allowance for deferred tax assets as of February 29, 2008, was $15,870. In assessing the recovery of the deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income in the periods

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Notes to the financial statements
February 29, 2008
(Audited)

4.      Income taxes (continued)

in which those temporary differences become deductible. Management considers the scheduled reversals of future deferred tax assets, projected future taxable income, and tax planning strategies in making this assessment. As a result, management determined it was more likely than not the deferred tax assets would be realized as of February 29, 2008.

Reconciliation between the statutory rate and the effective tax rate is as follows at February 29:

2008

Federal statutory tax rate	(35.0)%
Permanent difference and other	35.0%

Effective tax rate	0%

5.      Related party transaction

During the period, Jessica Chiang, President and CEO of the Company incurred $45,938 of expenses on behalf of the Company. As at February 29, 2008 $45,938 is owed to Jessica Chiang and is included in the liabilities of the balance sheet.

Jessica Chiang will not receive any interest on any funds that she advances to the Company for offering expenses prior to the offering being closed which will be repaid from the proceeds of the offering.

As of February 29, 2008 there are no other related party transactions between the Company and any officers other than those mentioned above.

6.      Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, an Amendment of ARB 51 (“SFAS 160”). SFAS 160 established new accounting and reporting standards for noncontrolling interests in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 will require entities to classify noncontrolling interests as a component of stockholders’ equity and will require subsequent changes in ownership interests in a subsidiary to be accounted for as an equity transaction. Additionally, SFAS 160 will require entities to recognize a gain or loss upon the loss of control of a subsidiary and to re-measure any ownership interest retained at fair value on that date. This statement also requires expanded disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners.

SFAS 160 is effective on a prospective basis for fiscal years, and interim periods within those fiscal years, which are required to be applied retrospectively. Early adoption is not permitted. We do not expect that the adoption of SFAS 160 will have a material impact on our financial condition or results of operation.

FUTURE CANADA CHINA ENVIRONMENT INC.
(A Development Stage Company)
Notes to the financial statements
February 29, 2008
(Audited)

6.      Recently Issued Accounting Pronouncements (continued)

In December 2007, the FASB issued SFAS No. 141 (R). “Business Combinations (revised 2007)” “(SFAS No. 141 (R)”. SFAS141 (R) applies the acquisition method of accounting for business combinations established in SFAS 141 to all acquisition where the acquirer fains a controlling interest, regardless of whether consideration was exchanged. Consistent with SFAS 141, SFAS 141 (R) requires the acquirer to fair value the assets and liabilities of the acquiree and record goodwill on bargain purchases, with main difference the application to all acquisitions where control is achieved. SFAS 141 (R) is effective for financial statements issued for fiscal years beginning after December 15, 2008 and will be adopted by the Company in the first quarter of fiscal year 2009.

We do not expect that the adoption of SFAS 141 will have a material impact on our financial condition or results of operation.

In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities – an amendment of FASB Statement No. 133,” (SFAS “161”) as amended and interpreted, which requires enhanced disclosures about an entity’s derivative and hedging activities and thereby improves the transparency of financial reporting. Disclosing the fair values of derivative instruments and their gains and losses in a tabular format provides a more complete picture of the location in an entity’s financial statements of both the derivative positions existing at period end and the effect of using derivatives during the reporting period. Entities are required to provide enhanced disclosures about (a) how and why an entity uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under Statement 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect an entity’s financial position, financial performance, and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. Early adoption is permitted. The management is currently evaluating the effect of this pronouncement on financial statements.

The above pronouncements are not currently expected to have a material effect on our financial statements.

7.      Subsequent events

The Company intends to file a registration statement with the Securities & Exchange Commission related to proposed initial public offering of 500,000 common shares priced at $0.20 per common share. The total offering expenses anticipated to be paid from the proceeds are $30,000.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses of the offering (assuming all shares are sold), all of which are to be paid by the registrant, are as follows:

SEC Registration Fee	$6
Printing Expenses	200
Accounting Fees and Expenses	4,094
Legal Fees and Expenses	35,000
Blue Sky Fees/Expenses	500
Transfer Agent Fees	200
TOTAL	$40,000

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The only statute, charter provision, bylaw, contract, or other arrangement under which any controlling person, director or officer of the Registrant is insured or indemnified in any manner against any liability which she may incur in her capacity as such, is as follows:

1.	Article 3 of the Articles of Incorporation of the Company, filed as Exhibit 3.1 to the Registration Statement.

2.	Article X of the Bylaws of the Company, filed as Exhibit 3.2 to the Registration Statement.

3.	Nevada Revised Statutes, Chapter 78.

     The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making the Company responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

     Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Chi Ching Chiang	February 8, 2008	5,000,000	$50.00
860 Meridian Bay Lane
Apartment 242
Foster City, CA 94404

     We issued the foregoing restricted shares of common stock pursuant to Section 4(2) of the Securities Act of 1933. She is a sophisticated investor and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16.      EXHIBITS.

     The following exhibits are filed as part of this registration statement, pursuant to Item 601 of Regulation S-K.

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Office Lease
23.1	Consent of De Joya Griffith & Company, LLC, Independent Public Accountants
23.2	Consent of The Law Office of Conrad C. Lysiak, P.S.
99.1	Subscription Agreement.

ITEM 17.      UNDERTAKINGS.

A.	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

		(a)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in maximum aggregate offering price set forth in the“Calculation of Registration Fee” table in the effective registration statement; and

(c) include any additional or changed material information with respect to the plan of distribution.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(5)

For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6)

For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	For the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) under the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (''230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(8)	For the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of this chapter;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

B.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

C.

To provide to the underwriter at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

D.	The undersigned Registrant hereby undertakes that:

(1)

For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)

For the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bellingham, Washington, on this 4th day of April 2008.

FUTURE CANADA CHINA ENVIRONMENT INC.

BY:	HSI CHUN CHIANG
Hsi Chun Chiang, President, Principal Executive
Officer, Secretary, Treasurer, Principal Financial
Officer, Principal Accounting Officer and sole
member of the Board of Directors.

EXHIBIT INDEX

Exhibit No.	Document Description
3.1	Articles of Incorporation.
3.2	Bylaws.
4.1	Specimen Stock Certificate.
5.1	Opinion of Conrad C. Lysiak, Esq. regarding the legality of the Securities being registered.
10.1	Office Lease
23.1	Consent of De Joya Griffith & Company, LLC, Independent Public Accountants
23.2	Consent of Conrad C. Lysiak, Esq.
99.1	Subscription Agreement.